Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated May 22, 2025 and May 27, 2025, relating to the financial statements and financial highlights, which appear in iShares Trust’s Certified Shareholder Report on Form N-CSR for the funds listed in Appendix A for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 21, 2025

Appendix A

Report date May 22, 2025:

1.	iShares Asia 50 ETF
2.	iShares Biotechnology ETF
3.	iShares Blockchain and Tech ETF
4.	iShares Copper and Metals Mining ETF
5.	iShares Core S&P 500 ETF
6.	iShares Core S&P Mid-Cap ETF
7.	iShares Core S&P Small-Cap ETF
8.	iShares Core S&P Total U.S. Stock Market ETF
9.	iShares Core S&P U.S. Growth ETF
10.	iShares Core S&P U.S. Value ETF
11.	iShares Emerging Markets Infrastructure ETF
12.	iShares Environmental Infrastructure and Industrials ETF
13.	iShares ESG Select Screened S&P 500 ETF
14.	iShares ESG Select Screened S&P Mid-Cap ETF
15.	iShares ESG Select Screened S&P Small-Cap ETF
16.	iShares Europe ETF
17.	iShares Expanded Tech Sector ETF
18.	iShares Expanded Tech-Software Sector ETF
19.	iShares Focused Value Factor ETF
20.	iShares Future AI & Tech ETF
21.	iShares Future Metaverse Tech and Communications ETF
22.	iShares Global 100 ETF
23.	iShares Global Comm Services ETF
24.	iShares Global Consumer Discretionary ETF
25.	iShares Global Consumer Staples ETF
26.	iShares Global Energy ETF
27.	iShares Global Financials ETF
28.	iShares Global Healthcare ETF
29.	iShares Global Industrials ETF
30.	iShares Global Infrastructure ETF
31.	iShares Global Materials ETF
32.	iShares Global Tech ETF
33.	iShares Global Timber & Forestry ETF
34.	iShares Global Utilities ETF
35.	iShares India 50 ETF
36.	iShares International Developed Small Cap Value Factor ETF
37.	iShares International Dividend Growth ETF
38.	iShares JPX-Nikkei 400 ETF
39.	iShares Latin America 40 ETF
40.	iShares Lithium Miners and Producers ETF
41.	iShares Micro-Cap ETF
42.	iShares Mortgage Real Estate ETF
43.	iShares MSCI USA Quality GARP ETF
44.	iShares Nasdaq Top 30 Stocks ETF
45.	iShares Nasdaq-100 ex Top 30 ETF
46.	iShares North American Natural Resources ETF
47.	iShares Preferred and Income Securities ETF

48.	iShares Residential and Multisector Real Estate ETF
49.	iShares Russell 1000 ETF
50.	iShares Russell 1000 Growth ETF
51.	iShares Russell 1000 Value ETF
52.	iShares Russell 2000 ETF
53.	iShares Russell 2000 Growth ETF
54.	iShares Russell 2000 Value ETF
55.	iShares Russell 2500 ETF
56.	iShares Russell 3000 ETF
57.	iShares Russell Mid-Cap ETF
58.	iShares Russell Mid-Cap Growth ETF
59.	iShares Russell Mid-Cap Value ETF
60.	iShares Russell Top 200 ETF
61.	iShares Russell Top 200 Growth ETF
62.	iShares Russell Top 200 Value ETF
63.	iShares S&P 100 ETF
64.	iShares S&P 500 Growth ETF
65.	iShares S&P 500 Value ETF
66.	iShares S&P Small-Cap 600 Value ETF
67.	iShares Semiconductor ETF
68.	iShares Top 20 U.S. Stocks ETF
69.	iShares U.S. Aerospace & Defense ETF
70.	iShares U.S. Broker-Dealers & Securities Exchanges ETF
71.	iShares U.S. Digital Infrastructure and Real Estate ETF
72.	iShares U.S. Healthcare Providers ETF
73.	iShares U.S. Home Construction ETF
74.	iShares U.S. Infrastructure ETF
75.	iShares U.S. Insurance ETF
76.	iShares U.S. Manufacturing ETF
77.	iShares U.S. Medical Devices ETF
78.	iShares U.S. Oil & Gas Exploration & Production ETF
79.	iShares U.S. Oil Equipment & Services ETF
80.	iShares U.S. Pharmaceuticals ETF
81.	iShares U.S. Real Estate ETF
82.	iShares U.S. Regional Banks ETF
83.	iShares U.S. Telecommunications ETF
84.	iShares US Small Cap Value Factor ETF

Report date May 27, 2025:

85.	iShares S&P Mid-Cap 400 Growth ETF
86.	iShares S&P Mid-Cap 400 Value ETF
87.	iShares S&P Small-Cap 600 Growth ETF

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